Exhibit 99.5
BENEFICIAL OWNER ELECTION FORM
     The undersigned acknowledge(s) receipt of your letter and the enclosed materials relating to the grant of non-transferable rights to purchase shares of common stock, par value $0.01 per share (“Common Stock”), of Hampton Roads Bankshares, Inc. (the “Company”).
     I (we) hereby instruct you as follows:
     (CHECK THE APPLICABLE BOXES AND PROVIDE ALL REQUIRED INFORMATION)
Box 1. ☐ Please DO NOT EXERCISE RIGHTS for shares of Common Stock.
Box 2. ☐ Please EXERCISE RIGHTS for shares of Common Stock as set forth below:
A.	Number of Shares Being Purchased: _____________________________________________

B.	Total Exercise Price Payment Required:
Basic Subscription Right

I exercise	______________ rights	x	2.2698	=		______________
	(no. of your rights)		(ratio)			(no. of new shares)

Therefore, I apply for	_______________	x	$0.40	=	$	______________
	(no. of new shares)	(subscription price)				(amount enclosed)
Over-Subscription Privilege
     If you fully exercise your Basic Subscription Right, and wish to subscribe for additional shares up to the total number of unsubscribed shares, you may exercise your Over-Subscription Privilege. If sufficient shares of Common Stock are available, the Company will seek to honor the over-subscription requests in full. If, however, over-subscription requests exceed the number of unsubscribed shares, the Company will allocate the unsubscribed shares pro rata among subscribers exercising their Over- Subscription Privilege in proportion to the number of shares of Common Stock owned by such shareholder on the Record Date, relative to the number of shares owned on the Record Date by all subscribers exercising the Over-Subscription Privilege.
Accordingly, my maximum Over-Subscription Privilege is:

100,000,000			=		shares
(total offered shares)		(total no. of your new shares)			(maximum unsubscribed shares)

Therefore, I apply for:

_________________	x	$0.40	=	$	_____________________
(no. of your over-subscription shares subscribed for)		(subscription price)			(additional amount enclosed)
Total Payment Required. $_______________
Box 3. ☐ Payment in the following amount is enclosed. $_______________
(The total of the above Box 3 must equal the Total Payment Required.)

     I (we) on my (our) own behalf, or on behalf of any person(s) on whose behalf, or under whose directions, I am (we are) signing this form:
•	irrevocably elect to purchase the number of shares of Common Stock indicated above upon the terms and conditions specified in the prospectus; and

•	agree that if I (we) fail to pay for the shares of Common Stock I (we) have elected to purchase, you may exercise any remedies available to you under law.
Name of beneficial owner(s):

Signature of Beneficial Owner(s):

          If you are signing in your capacity as a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or another acting in a fiduciary or representative capacity, your signature must be Medallion Signature Guaranteed. Additionally, please provide the following information:
Name:

Capacity:

Address (including Zip Code):

Telephone Number: